                                                                   EXHIBIT 10.14

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT dated as of October 15, 2003 (as amended, modified or restated from time-to-time, the "Agreement"), will serve to set forth the terms of the financing transactions by and among ARDINGER FAMILY PARTNERSHIP, LTD., a Texas partnership ("Lender"), VIEWCAST.COM, INC., f/k/a MULTIMEDIA ACCESS CORPORATION, a Delaware corporation ("ViewCast"), OSPREY TECHNOLOGIES, INC., a Delaware corporation ("Osprey"), and VIDEOWARE, INC., a Delaware corporation ("VideoWare").

                                    RECITALS

         WHEREAS, ViewCast and Lender have entered into that certain (a) Loan Agreement dated as of October 22, 1998 (as amended, modified or restated as of even date herewith, the "Original Loan Agreement"), (b) that certain Security Agreement dated as of October 22, 1998 (as amended, modified or restated as of even date herewith, the "Original Security Agreement"), and (c) Pledge Agreement dated as of October 22, 1998 (as amended, modified or restated as of even date herewith, the "Original Pledge Agreement");

         WHEREAS, ViewCast, Osprey and VideoWare and Lender desire to amend and restate the indebtedness evidenced by that certain Promissory Note dated as of October 22, 1998, in the original principal amount of $9,000,000.00 (as amended, modified or restated as of even date herewith, the "Original Promissory Note") executed by ViewCast and payable to the order of Lender and secured by the Original Loan Agreement, the Original Security Agreement, and the Original Pledge Agreement, together with all other agreements, instruments and documents evidencing, securing, governing, guaranteeing or pertaining thereto, the "Original Loan Documents";

         WHEREAS, ViewCast, Osprey and VideoWare desire to establish their borrowing potential on a consolidated basis to the same extent possible if they were merged into a single corporate entity and that this Agreement reflects the establishment of a credit facility which would not otherwise be available to ViewCast, Osprey and VideoWare if they were not jointly and severally liable for payment of all of the Indebtedness (as defined below); and

         WHEREAS, ViewCast, Osprey and VideoWare have determined that each will benefit specifically and materially from the Term Loan and Loans (as defined below) contemplated by this Agreement; and

         WHEREAS, ViewCast, Osprey and VideoWare have requested and bargained for the structure and terms of and security for the transactions contemplated by this Agreement; and

         WHEREAS, it is both a condition precedent to the obligations of Lender hereunder and a desire of ViewCast, Osprey and VideoWare that each execute and deliver to Lender this Agreement;

         WHEREAS, it is both a condition precedent to the obligations of Lender hereunder and a desire of ViewCast, Osprey and VideoWare (jointly and severally, "Borrower") to execute and


LOAN AND SECURITY AGREEMENT  - Page  1

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deliver to Lender this Agreement;

         NOW THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

         1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings indicated below:

                  (a) "Code" shall mean the Uniform Commercial Code as in effect in the State of Texas on the date of this Agreement or as it may hereafter be amended from time to time.

                  (b) "Collateral" shall mean:

                           (i) All present and future accounts, chattel paper, documents, instruments, deposit accounts, commercial tort claims, commodity accounts, commodity contracts, instruments, investment property, letters of credit, letter of credit rights, contract rights, money and general intangibles now or hereafter owned, held, or acquired by Borrower.

                           (ii) All present and hereafter acquired inventory and goods (including without limitation, all raw materials, work in process and finished goods) held, possessed, owned, held on consignment, or held for sale, lease, return or to be furnished under contracts of services, in whole or in part, by Borrower wherever located.

                           (iii) All equipment and fixtures of whatsoever kind and character now or hereafter possessed, held, acquired, leased or owned by Borrower, together with all replacements, accessories, additions, substitutions and accessions to all of the foregoing, all records relating in any way to the foregoing.

                           (iv) All Patents, Copyrights, Trademarks and Licenses now or hereafter owned, held, or acquired by Borrower (including without limitation, those Patents, Copyrights, Trademarks, and Licenses set forth on Exhibit A attached hereto, if any).

         The term "Collateral," as used herein, shall also include all PRODUCTS and PROCEEDS of all of the foregoing (including without limitation, insurance payable by reason of loss or damage to the foregoing property) and any property, securities, guaranties or monies of Borrower which may at any time come into the possession of Lender. The term Collateral shall include all of Borrower's records relating in any way to the foregoing (including, without limitation, any computer software, whether on tape, disk, card, strip, cartridge or any other form). The designation of proceeds does not authorize Borrower to sell, transfer or otherwise convey any of the foregoing property except finished goods intended for sale or services provided in the ordinary course of Borrower's business or as otherwise provided herein.

                  (c) "Consolidated Capital Expenditures" shall mean, for any period, all capital expenditures of Borrower on a consolidate basis (i.e, capital expenditures for ViewCast, Osprey and VideoWare) for such period, as determined in accordance with generally accepted accounting principals.

LOAN AND SECURITY AGREEMENT  - Page  2

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                  (d) "Consolidated EBITDA" shall mean, for any period, the sum of (i) consolidated net income for Borrower (i.e, net income for ViewCast, Osprey and VideoWare) for such period, plus (ii) an amount which, in the determination of consolidated net income for such period, has been deducted for (A) consolidated interest expense, (B) total federal, state, local and foreign income, value added and similar taxes accrued during such period, (C) losses (or minus gains) on the sale or disposition of assets outside the ordinary course of business, and (D) depreciation, amortization expense and other non-cash charges, all as determined in accordance with generally accepted accounting principals.

                  (e) "Copyright" shall mean all right, title and interest in and to the copyright applications and copyrights of Borrower and those copyrights which are hereafter obtained or acquired by Borrower and all registrations, applications and recordings thereof, including, without limitation, all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, and all applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States, or any State thereof, all whether now owned or hereafter acquired by Borrower.

                  (f) "Debt Payments" shall mean, as of any date of determination for Borrower, the sum of all payments of principal and interest on indebtedness or Redeemable Preferred Stock for the applied period ending on the date of determination (including the payments due on capital leases during the applicable period ending on the date of determination) and excluding any voluntary or required prepayments on the Notes.

                  (g) "Excess Cash Flow" shall mean, with respect to any six month period of Borrower on a consolidated basis, an amount equal to
         (i) Consolidated EBITDA for such period, minus (ii) Consolidated Capital Expenditures for such period, minus (iii) Debt Payments made during such period, minus (iv) tax payments for amounts accrued in respect of federal, state, local and foreign income, franchise, property, sales, value added and similar taxes with respect to such period, minus (v) any consolidated negative working capital at the end of such period, minus (vi) a capital reserve for scheduled payments due and budgeted operating and capital expenditures for the subsequent fiscal year period in excess of any consolidated positive net working capital at the end of such period, and plus (vii) distributions received by Borrower from any other wholly owned subsidiaries.

                  (h) "Indebtedness" shall mean (i) all indebtedness, obligations and liabilities of Borrower to Lender of any kind or character, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, and regardless of whether such indebtedness, obligations and liabilities may, prior to their acquisition by Lender, be or have been payable to or in favor of a third party and subsequently acquired by Lender (it being contemplated that Lender may make such acquisitions from third parties), including without limitation all indebtedness, obligations and liabilities of Borrower to Lender now existing or hereafter arising under the Notes, this Agreement, the other Loan Documents

LOAN AND SECURITY AGREEMENT  - Page  3




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         or any draft, acceptance, guaranty, endorsement, letter of credit, assignment, purchase, overdraft, discount, indemnity agreement or otherwise, (ii) all accrued but unpaid interest on any of the indebtedness described in (i) above, (iii) all obligations of Borrower to Lender under the Loan Documents, (iv) all costs and expenses incurred by Lender in connection with the collection and administration of all or any part of the indebtedness and obligations described in
         (i), (ii) and (iii) above or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys' fees, and (v) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in (i), (ii), (iii) and (iv) above.

                  (i) "Licenses" shall mean the patent, trademark or copyright license agreements of Borrower as any of the same may from time to time be amended or supplemented and those licenses which are hereafter obtained or acquired by Borrower.

                  (j) "Loan Documents" shall mean this Agreement, the Notes, the Pledge Agreement, and the other agreements, instruments and documents evidencing, securing, governing, guaranteeing or pertaining to the Loans.

                  (k) "Notes" shall mean the Revolving Credit Note (as defined below) and the Term Note (as defined below).

                  (l) "Patents" shall mean all right, title and interest in and to the patent applications and patents of Borrower and those patents which are hereafter obtained or acquired by Borrower and all registrations, applications and recordings thereof, including, without limitation, all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, and all applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, or any State thereof, all whether now owned or hereafter acquired by Borrower.

                  (m) "Pledge Agreement" shall mean that certain Amended and Restated Pledge Agreement dated as of even date herewith as amended, modified, or restated from time-to-time between Borrower and Lender.

                  (n) "Trademarks" shall mean the registered trademarks and pending applications of Borrower and those trademarks which are hereafter adopted or acquired by Borrower, and all right, title and interest therein and thereto, and all registrations, applications, and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, all whether now owned or hereafter acquired by Borrower.

All words and phrases used herein shall have the meaning specified in the Code except to the extent such meaning is inconsistent with this Agreement. Terms not otherwise defined herein shall have the same meanings as in the Notes.

         2. CREDIT FACILITIES.


LOAN AND SECURITY AGREEMENT  - Page  4

                  (a) EXISTING DEBT. As of the date of this Agreement, the outstanding principal balance of the indebtedness under the Original Loan Documents is $7,509,582.15 and the accrued and unpaid interest thereunder is $1,243,665.18 (the "Existing Debt"). Borrower and Lender agree to allocate (i) $600,000.00 of such existing indebtedness to the Revolving Credit Facility (as defined below), (ii) $6,909,582.15 to the Term Loan (as defined below), and (iii) 1,243,665.18 to accrued and unpaid interest (the "Accrued Interest"). As of even date herewith, the balance of the Loans is $1,100,000.00. Borrower hereby acknowledges and agrees that no right of offset, defense, counterclaim, claim, causes of action or objection in favor of Borrower against Lender exists arising out of or with respect to any of the Existing Debt, the Accrued Interest, the Original Loan Documents, or with respect to any other documents or instruments now or heretofore evidencing, securing or in any way relating to any of the foregoing, and Borrower does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any, against Lender relating to the Existing Debt, the Accrued Interest or the Original Loan Documents.

                  (b) REVOLVING CREDIT FACILITY. Subject to the terms and conditions set forth in this Agreement and the other Loan Documents, Lender hereby agrees to lend to Borrower an aggregate sum not to exceed $2,000,000.00 (the "Revolving Credit Facility"), on a revolving basis from time to time during the period commencing on the date hereof and continuing until the earlier of (i) written demand for payment, (ii) the acceleration of the Indebtedness pursuant to the terms of this Agreement; or (iii) December 31, 2004 (the "Revolving Maturity Date"). Provided that no Event of Default shall have occurred and be continuing, Lender will automatically renew the Revolving Credit Facility for a period of one (1) year from December 1, 2004 and for successive one year periods thereafter (but in no event beyond December 31, 2006) unless Lender notifies Borrower within that the Revolving Credit Facility will not be renewed within thirty (30) days prior to such renewal date. If at any time the sum of the aggregate principal amount of Loans outstanding hereunder exceeds the Credit Facility (an "Overadvance"), Borrower shall immediately repay the amount of such Overadvance plus all accrued and unpaid interest thereon. Notwithstanding anything contained herein to the contrary, an Overadvance shall be considered a Loan and shall bear interest as such and be secured by this Agreement. Subject to the terms and conditions hereof, Borrower may borrow, repay and reborrow the Loans under the Revolving Credit Facility. All advances under this Agreement shall be collectively called the "Loans." Lender reserves the right to require Borrower to give Lender not less than one (1) Business Day prior notice of each Loan, specifying (i) the aggregate amount of such Loan, (ii) the requested date of such advance, and (ii) the purpose for such Loan. All Loans shall be in the sole discretion of Lender.

                  (c) TERM LOAN. Subject to the terms and conditions set forth in this Agreement and the other Loan Documents, Lender agrees to make available to Borrower a term loan credit facility (the "Term Loan") commencing on the date hereof and until the earlier of (i) the acceleration of the Indebtedness pursuant to the terms of this Agreement; or (ii) December 31, 2006 (the "Term Maturity Date") in a single advance and in an aggregate amount not to exceed $6,909,582.25. Borrower may not reborrow any sums prepaid under the Term Loan.

LOAN AND SECURITY AGREEMENT  - Page  5




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                  (d) MANDATORY PREPAYMENT OF TERM LOAN. Commencing on December
         31, 2003, within sixty (60) days after December 31 and June 30 of each calendar year (each such date, being a "Measuring Date"), Borrower shall prepay the Term Loan in an amount equal to (i) twenty-five percent (25%) of the Excess Cash Flow earned during the six (6) month period immediately preceding the Measuring Date, less (ii) the amount of any voluntary prepayments of the Term Loan during such prior three month period. All such prepayments shall be applied to payments due under the Term Loan in the inverse order of maturity.

                  (e) MANDATORY PREPAYMENT OF LOANS. Borrower shall prepay the Loans in an amount equal to $1,100,000 from the net proceeds of (i) any loan from a third party to Borrower or any subsidiary of Borrower, or
         (ii) the proceeds from any equity offering by Borrower or any subsidiary of Borrower.

                  (f) ACCRUED INTEREST. The Accrued Interest shall be paid in thirty-three (33) equal consecutive monthly installments commencing on April 30, 2004 and continuing on the last Business Day of each calendar month thereafter, with a final payment being made on the Term Maturity Date.

         3. PROMISSORY NOTES. The Revolving Credit Facility shall be evidenced by a promissory note (such promissory note in the form of Exhibit B attached hereto, together with any amendments, modifications, replacements, substitutions, restatements, renewals, extensions and increases thereof, the "Revolving Credit Note") duly executed by Borrower and payable to the order of Lender, in form and substance acceptable to Lender. Interest on the Revolving Credit Note shall accrue at the rate set forth therein. The principal of and interest on the Revolving Credit Note shall be due and payable in accordance with the terms and conditions set forth in the Revolving Credit Note and in this Agreement. The Term Loan shall be evidenced by a promissory note (such promissory note in the form of Exhibit C attached hereto, together with any amendments, modifications, replacements, substitutions, restatements, renewals, extensions and increases thereof, the "Term Note") duly executed by Borrower and payable to the order of Lender, in form and substance acceptable to Lender. Interest on the Term Note shall accrue at the rate set forth therein. The principal of and interest on the Term Note shall be due and payable in accordance with the terms and conditions set forth in the Term Note and in this Agreement.

         4. COLLATERAL. As collateral and security for the Indebtedness, Borrower hereby grants to Lender, its successors and assigns, a first priority lien and security interest in and to the Collateral.

         5. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants, and upon each request for a Loan under the Revolving Credit Facility or for the Term Loan represents and warrants to Lender as follows:

                  (a) EXISTENCE. Borrower is (i) duly organized, validly existing and in good standing under the laws of the State of Delaware, and (ii) duly qualified and licensed in all other states and jurisdictions where it is doing business, except where the failure to be so qualified or licensed would not (A) have a material adverse effect on Borrower, or (B) effect the enforceability of the lien granted Lender on the Collateral. Borrower has all requisite power and authority to execute and deliver the Loan Documents.

LOAN AND SECURITY AGREEMENT  - Page  6


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                  (b) BINDING OBLIGATIONS. The execution, delivery, and
         performance of the Loan Documents by Borrower have been duly authorized by all necessary action by Borrower, and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and except to the extent specific remedies may generally be limited by equitable principles.

                  (c) NO CONSENT. The execution, delivery and performance of the Loan Documents, and the consummation of the transactions contemplated thereby, do not (i) conflict with, result in a violation of, or constitute a default under (1) any provision of its organizational document or other instrument binding upon Borrower, (2) any law, governmental regulation, court decree or order applicable to Borrower, or (3) any agreement, judgment, license, order or permit applicable to or binding upon Borrower, (ii) require the consent, approval or authorization of any third party, or (iii) result in or require the creation of any lien, charge or encumbrance upon any assets or properties of Borrower or of any person except as may be expressly contemplated in the Loan Documents.

                  (d) FINANCIAL CONDITION. Each financial statement of Borrower supplied to the Lender truly discloses and fairly presents Borrower's financial condition as of the date of each such statement. There has been no material adverse change in such financial condition or results of operations of Borrower subsequent to the date of the most recent financial statement supplied to the Lender.

                  (e) LITIGATION. There are no actions, suits or proceedings, pending or, to the knowledge of Borrower, threatened against or affecting Borrower, or the assets or properties of Borrower, before any court or governmental department, commission or board, which, if determined adversely, would have a material adverse effect on the financial condition, properties, or operations of Borrower.

                  (f) TAXES; GOVERNMENTAL CHARGES. Borrower has filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected.

                  (g) OWNERSHIP AND LIENS. Borrower has good and marketable title to the Collateral free and clear of all liens, security interests, encumbrances or adverse claims, (other than the Permitted Liens). To Borrower's knowledge, no dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Collateral. Borrower has not executed any other security agreement currently affecting the Collateral and no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office.

                  (h) SECURITY INTEREST. Borrower has and will have at all times full right, power and authority to grant a security interest in the Collateral to Lender in the manner provided herein, free and clear of any lien, security interest or other charge or

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         encumbrance other than for the Permitted Liens. This Agreement creates a legal, valid and binding security interest in favor of Lender in the Collateral securing the Indebtedness. Possession by Lender of certain types of Collateral from time to time or the filing of the financing statements delivered prior hereto or concurrently herewith by Borrower to Lender will perfect and establish the first priority of Lender's security interest hereunder in the Collateral other than for the Permitted Liens.

                  (i) LOCATION. Borrower's chief executive office and the office where the records concerning the Collateral are kept is at its address set forth on the signature page hereof. All Collateral shall be kept at such address and at such other locations as identified to Lender in writing from time-to-time.

                  (j) OPERATION OF BUSINESS. To the best of it's knowledge, Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct business as now conducted and as presently proposed to be conducted, and Borrower is not in violation of any valid rights or others with respect to any of the foregoing.

         6. AFFIRMATIVE COVENANTS. Until all Indebtedness of Borrower under the Loan Documents is fully paid and satisfied, and Lender has no further commitment to lend hereunder, Borrower agrees and covenants that it will, unless Lender shall otherwise consent in writing:

                  (a) ACCOUNTS AND RECORDS. Maintain its books and records in accordance with generally accepted accounting principles.

                  (b) RIGHT OF INSPECTION. Permit Lender to visit its properties and installations and to examine, audit and make and take away copies or reproductions of Borrower's books and records, at all reasonable times and upon prior written notice.

                  (c) RIGHT TO ADDITIONAL INFORMATION. Furnish Lender with such information and statements, lists of assets and liabilities, tax returns, and other reports with respect to Borrower's financial condition and business operations as Lender may reasonably request from time to time.

                  (d) COMPLIANCE WITH LAWS. Conduct its business in an orderly and efficient manner consistent with good business practices, and perform and comply with all applicable statutes, rules, regulations or ordinances imposed by any governmental unit upon Borrower, its businesses, operations and properties (including without limitation, all applicable environmental statutes, rules, regulations and ordinances), where the failure to perform or comply could have a material adverse effect on the business, operations or properties of Borrower.

                  (e) TAXES. Pay and discharge when due all of its indebtedness and obligations, including without limitation, all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits; provided, however, Borrower will not be required to pay and discharge any

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         such assessment, tax, charge, levy, lien or claim so long as (i) the legality of the same shall be contested in good faith by appropriate judicial, administrative or other legal proceedings, and (ii) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien or claim in accordance with generally accepted accounting principles, consistently applied.

                  (f) INSURANCE. Maintain insurance, including but not limited to, fire insurance, comprehensive property damage, public liability, worker's compensation, business interruption and other insurance deemed reasonably necessary. Borrower will, at its own expense, maintain insurance with respect to all Collateral in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to Lender from time to time. Each policy of insurance maintained by Borrower shall (i) name Borrower and Lender as insured parties thereunder (without any representation or warranty by or obligation upon Lender) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to Lender notwithstanding any action, inaction or breach of representation or warranty by Borrower, (iii) provide that there shall be no recourse against Lender for payment of premiums or other amounts with respect thereto, and (iv) provide that at least thirty (30) days prior written notice of cancellation or of lapse shall be given to Lender by the insurer. Borrower will deliver to Lender original or duplicate policies of such insurance and, as often as Lender may reasonably request, a report of a reputable insurance broker with respect to such insurance. Borrower will also, at the request of Lender, duly execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment. All insurance payments in respect of loss of or damage to any Collateral shall be paid to Lender and applied by Lender in accordance with the Loan Documents.

                  (g) NOTICE OF INDEBTEDNESS. Promptly inform Lender of the creation, incurrence or assumption by Borrower of any actual or contingent liabilities not permitted under this Agreement.

                  (h) NOTICE OF LITIGATION. Promptly after the commencement thereof, notify Lender of all actions, suits and proceedings before any court or any governmental department, commission or board in which Borrower is a plaintiff or defendant or any of the properties or assets of Borrower are the subject of such actions, suits or proceedings.

                  (i) NOTICE OF MATERIAL ADVERSE CHANGE. Promptly inform Lender of (i) any and all material adverse changes in Borrower's financial condition, and (ii) all claims made against Borrower that could materially affect the financial condition of Borrower.

                  (j) OWNERSHIP AND LIENS. Borrower will maintain good and marketable title to all Collateral free and clear of all liens, security interests, encumbrances or adverse claims, except for the security interest created by this Agreement or Permitted Liens. Borrower will cause any financing statement or other security instrument with respect to the Collateral to be terminated, except for Permitted Liens. Borrower will defend at its expense Lender's right, title and security interest in and to the Collateral against the claims of any third party.

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                  (k) FURTHER ASSURANCES. Borrower will from time to time at its expense promptly execute and deliver all further instruments and documents and take all further action necessary or appropriate or that Lender may reasonably request in order (i) to perfect and protect the security interest created or purported to be created hereby and the priority of such security interest, (ii) to enable Lender to exercise and enforce its rights and remedies hereunder in respect of the Collateral, and (iii) to otherwise effect the purposes of this Agreement, including without limitation: (1) executing and filing such financing or continuation statements, or amendments thereto; and (2) furnishing to Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral, all in reasonable detail satisfactory to Lender..

                  (l) ACCOUNTS AND GENERAL INTANGIBLES. Borrower will, except as otherwise provided herein, collect, at Borrower's own expense, all amounts due or to become due under each of the accounts and general intangibles. In connection with such collections, Borrower may and, at Lender's direction, will take such action not otherwise forbidden herein as Borrower or Lender may deem reasonably necessary or advisable to enforce collection or performance of each of the accounts and general intangibles. Borrower will also duly perform and cause to be performed all of its material obligations with respect to the goods or services, the sale or lease or rendition of which gave rise or will give rise to each account and all of its obligations to be performed under or with respect to the general intangibles. Borrower also covenants and agrees to take any action and/or execute any documents that Lender may request in order to comply with the Federal Assignment of Claims Act, as amended.

                  (m) CHATTEL PAPER, DOCUMENTS AND INSTRUMENTS. Borrower will take such action as may be requested by Lender in order to cause any chattel paper, documents or instruments to be valid and enforceable and will cause all chattel paper to have only one original counterpart. Upon request by Lender, Borrower will deliver to Lender all originals of chattel paper, documents or instruments and will mark all chattel paper with a legend indicating that such chattel paper is subject to the security interest granted hereunder.

                  (n) MAINTENANCE OF EXISTENCE. Preserve and maintain its corporate existence and good standing in the jurisdiction of its organization, and qualify and remain qualified as a foreign entity in each jurisdiction in which such qualification is required.

                  (o) MAINTENANCE OF PROPERTIES. Maintain, keep, and preserve all of its properties (tangible and intangible) necessary or useful in the conduct of its business.

                  (p) CONDUCT OF BUSINESS. Continue to engage in an efficient and economical manner in a business of the same general type as now conducted by it on the date of this Agreement within Borrower's powers under organizational documents.

         7. NEGATIVE COVENANTS. Until all Indebtedness of Borrower under the Loan Documents is fully paid and satisfied, and the Lender has no further commitment to lend hereunder, Borrower will not, without the prior written consent of Lender:


LOAN AND SECURITY AGREEMENT  - Page  10

                  (a) NATURE OF BUSINESS. Make any material change in the nature of its business as carried on as of the date hereof.

                  (b) LIQUIDATIONS, MERGERS, CONSOLIDATIONS. Liquidate, merge or consolidate with or into any other entity.

                  (c) LIENS. Create or incur any lien or encumbrance on any of its assets, other than (i) liens and security interests securing indebtedness owing to Lender, (ii) liens for taxes, assessments or similar charges either (1) not yet due, or (2) being contested in good faith by appropriate proceedings and for which Borrower has established adequate reserves, and (iii) liens approved in writing by Lender (collectively, the "Permitted Liens").

                  (d) INDEBTEDNESS. Create, incur or assume any indebtedness for borrowed money or issue or assume any other note, debenture, bond or other evidences of indebtedness, or guarantee any such indebtedness or such evidences of indebtedness of others, other than (i) borrowings from Lender, (ii) Borrower's for a permitted purpose not to exceed $250,000.00 per year, (iii) trade payables in the ordinary course of business, or (iv) as previously consented to in writing by Lender.

                  (e) LOANS. Make loans that aggregate $100,000 to, or guarantee any obligation of any other person, firm, or corporation, without written permission from the Lender.

                  (f) TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than would be obtained in a comparable arm's-length transaction with a person or entity not an Affiliate of Borrower. As used herein, the term "Affiliate" means any individual or entity directly or indirectly controlling, controlled by, or under common control with, another individual or entity.

                  (g) DIVIDENDS. Declare or pay any dividends on any equity interest of Borrower, make any other distributions with respect to any payment on account of the purchase, redemption, or other acquisition or retirement of any equity interest of Borrower, or make any other distribution, sale, transfer or lease of any of Borrower's assets other than in the ordinary course of business, unless any such amounts are directly utilized for the payment of (i) principal or interest on indebtedness and obligations owing from time to time by Borrower to Lender, or (ii) taxes owing by a shareholder of Borrower to the extent that such taxes are incurred as a result of the business operations of Borrower.

                  (h) TRANSFER OR ENCUMBRANCE. Borrower will not (i) sell, assign (by operation of law or otherwise), transfer, exchange, lease or otherwise dispose of any of the Collateral, (ii) grant a lien or security interest in or execute, file or record any financing statement or other security instrument with respect to the Collateral than the Permitted Liens, or (iii) deliver actual or constructive possession of any of the Collateral

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


         to any party other than Lender, except for (1) transfers previously disclosed to Lender, (2) sales of inventory in the ordinary course of business, and (3) the sale or other disposal of any item of equipment which is worn out or obsolete and which has been replaced by an item of equal suitability and value, owned by Borrower and made subject to the security interest under this Agreement, but which is otherwise free and clear of any lien, security interest, encumbrance or adverse claim other than Permitted Liens; provided, however, the exceptions permitted in clauses (1) through (3) above shall automatically terminate upon the occurrence of an Event of Default.

                  (i) IMPAIRMENT OF SECURITY INTEREST. Take any action that would in any manner impair the value or enforceability of Lender's security interest in any Collateral.

                  (j) COMPROMISE OF COLLATERAL. Adjust, settle, compromise, amend or modify any Collateral, except an adjustment, settlement, compromise, amendment or modification in good faith and in the ordinary course of business; provided, however, this exception shall automatically terminate upon the occurrence of an Event of Default. Borrower shall provide to Lender such information concerning (i) any adjustment, settlement, compromise, amendment or modification of any Collateral, and (ii) any claim asserted by any account debtor for credit, allowance, adjustment, dispute, setoff or counterclaim, as Lender may reasonably request from time to time.

                  (k) FINANCING STATEMENT FILINGS. Cause or permit any change in the location of (i) any Collateral, (ii) any records concerning any Collateral, (iii) Borrower's chief executive office, or (iv) the state of Borrower's organization to a jurisdiction other than as represented herein unless Borrower shall have notified Lender in writing of such change at least sixty (60) days prior to the effective date of such change, and shall have first taken all action required by Lender for the purpose of further perfecting or protecting the security interest in favor of Lender in the Collateral.

                  (l) CAPITAL EXPENDITURES. Make capital expenditures in any fiscal year in excess of $100,000.00 in the aggregate.

                  (m) LEASES. Create, incur, assume, or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property, except leases totaling in the aggregate $500,000.00 in any fiscal year of Borrower.

                  (n) INVESTMENTS. Purchase any stock or debt obligations for cash (except obligations of the U.S. government).

                  (o) CHANGES IN MANAGEMENT OR OWNERSHIP. Make any changes in management that might materially change the character or operating philosophy of Borrower.

         8. REPORTING REQUIREMENTS. Until the Indebtedness of Borrower under this Agreement and the other Loan Documents is fully paid and satisfied, and the Lender has no further commitment to lend hereunder, Borrower will, unless Lender shall otherwise consent in writing, furnish to Lender:


LOAN AND SECURITY AGREEMENT  - Page  12

                  (a) INTERIM FINANCIAL STATEMENTS. As soon as available, and in any event within forty-five (45) days after the end of each calendar quarter, financial statements of Borrower as of the end of such calendar quarter all in form and substance and in reasonable detail satisfactory to Lender and duly certified (subject to year-end review adjustments) by an appropriate person (i) as being true and correct in all material aspects to the best of his or her knowledge (subject to year end adjustments), and (ii) as having been prepared in accordance with generally accepted accounting principles, consistently applied.

                  (b) ANNUAL FINANCIAL STATEMENTS AND TAX RETURNS. As soon as available and in any event within (i) one hundred-twenty (120) days after the end of each fiscal year of Borrower, a balance sheet, cash flow and income statement of Borrower as of the end of such fiscal year, in each case compiled by independent public accountants of recognized standing acceptable to Lender, and (ii) within thirty (30) days of filing, annual income tax returns for Borrower.

                  (c) NOTICE OF LITIGATION. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting Borrower which, if determined adversely to Borrower could have a material adverse effect on the financial condition, properties, or operations of Borrower.

                  (d) NOTICE OF DEFAULT AND EVENTS OF DEFAULT. As soon as possible and in any event within thirty (30) days after the concurrence of each default or event of default, a written notice setting forth the details of such default or event of default and the action which is proposed to be taken by Borrower with respect thereto.

                  (e) GENERAL INFORMATION. Such other information respecting the condition or operations, financial or otherwise, of Borrower or any subsidiary as the Lenders may from time to time reasonably request, including copies of all filings with the Securities and Exchange Commission.

         9. RIGHTS OF LENDER. Lender shall have the rights contained in this Section at all times that this Agreement is effective.

                  (a) ADDITIONAL FINANCING STATEMENTS FILINGS. Borrower hereby authorizes Lender to file, without the signature of Borrower, one or more financing or continuation statements, and amendments thereto, relating to the Collateral. Borrower hereby irrevocably authorizes Lender at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (i) indicate the Collateral (A) as all assets of Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article or Chapter 9 of the Code, or (B) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by Chapter 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment.

LOAN AND SECURITY AGREEMENT  - Page  13

                  (b) POWER OF ATTORNEY. Borrower hereby irrevocably appoints Lender as Borrower's attorney-in-fact, such power of attorney being coupled with an interest, with full authority in the place and stead of Borrower and in the name of Borrower or otherwise, from time to time in Lender's reasonable discretion, to take any action and to execute any instrument which Lender may deem necessary or appropriate to accomplish the purposes of this Agreement, including without limitation: (i) to obtain and adjust insurance required by Lender hereunder; (ii) to demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of the Collateral; (iii) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) or (ii) above; and (iv) to file any claims or take any action or institute any proceedings which Lender may deem necessary or appropriate for the collection and/or preservation of the Collateral or otherwise to enforce the rights of Lender with respect to the Collateral.

                  (c) PERFORMANCE BY LENDER. If Borrower fails to perform any agreement or obligation provided herein, Lender may itself perform, or cause performance of, such agreement or obligation, and the expenses of Lender incurred in connection therewith shall be a part of the Indebtedness, secured by the Collateral and payable by Borrower on demand.

                  (d) BORROWER'S RECEIPT OF PROCEEDS. All amounts and proceeds (including instruments and writings) received by Borrower in respect of such accounts or general intangibles shall be received in trust for the benefit of Lender hereunder and, upon request of Lender, shall be segregated from other property of Borrower and shall be forthwith delivered to Lender in the same form as so received (with any necessary endorsement) and applied to the Indebtedness in accordance with the Loan Documents.

                  (e) NOTIFICATION OF ACCOUNT DEBTORS. Lender may at its reasonable discretion from time to time notify any or all obligors under any accounts or general intangibles (i) of Lender's security interest in such accounts or general intangibles and direct such obligors to make payment of all amounts due or to become due to Borrower thereunder directly to Lender, and (ii) to verify the accounts or general intangibles with such obligors. Lender shall have the right, at the expense of Borrower, to enforce collection of any such accounts or general intangibles and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Borrower.

         10. EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default" under this Agreement:

                  (a) The failure, refusal or neglect of Borrower to pay when due any part of the principal of, or interest on, the Notes, or any other Indebtedness owing to Lender by Borrower from time to time and such failure, refusal or neglect shall continue unremedied for a period of five (5) Business Days after written notice from Lender to Borrower.

                  (b) The failure of Borrower to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required herein or in any of the other Loan Documents which is not cured within ten (10) Business Days following written notice from Lender to Borrower.

LOAN AND SECURITY AGREEMENT  - Page  14

                  (c) The occurrence of an event of default under any of the other Loan Documents or under any other agreement now existing or hereafter arising between Lender and Borrower which is not cured within ten (10) Business Days following written notice from Lender to Borrower.

                  (d) Any representation contained herein or in any of the other Loan Documents made by Borrower is false or misleading in any material respect.

                  (e) The occurrence of any event which permits the acceleration of the maturity of any indebtedness owing by Borrower or any of its subsidiaries to any third party under any agreement or understanding.

                  (f) If Borrower: (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (ii) generally is not paying its debts as such debts become due; (iii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of its assets, either in a proceeding brought by it or in a proceeding brought against it and such appointment is not discharged or such possession is not terminated within sixty (60) days after the effective date thereof or it consents to or acquiesces in such appointment or possession; (iv) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, Bankruptcy or similar laws (all of the foregoing hereinafter collectively called "Applicable Bankruptcy Law") or an involuntary petition for relief is filed against it under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within sixty (60) days after the filing thereof, or an order for relief naming it is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of Borrowers now or hereafter existing is requested or consented to by it; (v) fails to have discharged within a period of thirty (30) days any attachment, sequestration or similar writ levied upon any property of it; or (vi) fails to pay within thirty (30) days any final money judgment against it.

                  (g) Except as otherwise provided in this Agreement, the liquidation, dissolution, merger or consolidation of any such entity.

                  (h) The entry of any judgment against Borrower or the issuance or entry of any attachments or other liens against any of the property of Borrower for an amount in excess of $10,000.00 (individually or in the aggregate) if undischarged, unbonded or undismissed on the date on which such judgment could be executed upon.

                  (i) The Collateral or any portion thereof is taken on execution or other process of law in any action against Borrower.

                  (j) The holder of any lien or security interest on any of the assets of Borrower, including without limitation, the Collateral (without hereby implying the consent of Lender to the existence or creation of any such lien or security interest on the Collateral), declares a default thereunder or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

LOAN AND SECURITY AGREEMENT  - Page  15

                  (k) This Agreement shall at any time after its execution and delivery and for any reason cease (i) to create a valid and perfected first priority security interest in and to the property purported to be subject to this Agreement; or (ii) to be in full force and effect or shall be declared null and void, or the validity of enforceability hereof shall be contested by Borrower, or Borrower shall deny it has any further liability or obligation under this Agreement or the other Loan Documents.

Nothing contained in this Agreement shall be construed to limit the events of default enumerated in any of the other Loan Documents and all such events of default shall be cumulative.

         11. REMEDIES AND RELATED RIGHTS. If an Event of Default shall have occurred, and without limiting any other rights and remedies provided herein, under any of the Loan Documents or otherwise available to Lender, Lender may exercise one or more of the rights and remedies provided in this Section.

                  (a) REMEDIES. Upon the occurrence of any one or more of the foregoing Events of Default, (i) the entire unpaid balance of principal of the Notes, together with all accrued but unpaid interest thereon, and all other indebtedness owing to Lender by Borrower at such time shall, at the option of Lender, become immediately due and payable without further notice, demand, presentation, notice of dishonor, notice of intent to accelerate, notice of acceleration, protest or notice of protest of any kind, all of which are expressly waived by Borrower, and (ii) Lender may, at its option, cease further advances under the Notes and this Agreement; provided, however, concurrently and automatically with the occurrence of an Event of Default under Subsection 13(f): (i) further advances under the Notes and this Agreement, and (ii) the Notes and all other Indebtedness owing to Lender by Borrower at such time shall, without any action by Lender, become due and payable, without further notice, demand, presentation, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or notice of protest of any kind, all of which are expressly waived by Borrower. All rights and remedies of Lender set forth in this Agreement and in any of the other Loan Documents may also be exercised by Lender, at its option to be exercised in its sole discretion, upon the occurrence of an Event of Default, and not in substitution or diminution of any rights now or hereafter held by Lender under the terms of any other agreement.

                  (b) OTHER REMEDIES. Lender may from time to time at its discretion, without limitation and without notice except as expressly provided in any of the Loan Documents:


                           (i) exercise in respect of the Collateral all the
                  rights and remedies of a Lender under the Code (whether or not the Code applies to the affected Collateral);

                           (ii) require Borrower to, and Borrower hereby agrees
                  that it will at its expense and upon request of Lender, assemble the Collateral as directed by Lender and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties;

LOAN AND SECURITY AGREEMENT  - Page  16

                           (iii) reduce its claim to judgment or foreclose or
                  otherwise enforce, in whole or in part, the security interest granted hereunder by any available judicial procedure;

                           (iv) sell or otherwise dispose of, at its office, on
                  the premises of Borrower or elsewhere, the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale or other disposition of any part of the Collateral shall not exhaust Lender's power of sale, but sales or other dispositions may be made from time to time until all of the Collateral has been sold or disposed of or until the Indebtedness has been paid and performed in full), and at any such sale or other disposition it shall not be necessary to exhibit any of the Collateral;

                           (v) buy the Collateral, or any portion thereof, at
                  any public sale;

                           (vi) buy the Collateral, or any portion thereof, at
                  any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;

                           (vii) apply for the appointment of a receiver for the
                  Collateral, and Borrower hereby consents to any such appointment; and

                           (viii) at its option, retain the Collateral in
                  satisfaction of the Indebtedness whenever the circumstances are such that Lender is entitled to do so under the Code or otherwise.

                  Borrower agrees that in the event Borrower is entitled to receive any notice under the Uniform Commercial Code, as it exists in the state governing any such notice, of the sale or other disposition of any Collateral, reasonable notice shall be deemed given when such notice is deposited in a depository receptacle under the care and custody of the United States Postal Service, postage prepaid, at Borrower's address set forth on the signature page hereof, five (5) days prior to the date of any public sale, or after which a private sale, of any of such Collateral is to be held. Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (c) APPLICATION OF PROCEEDS. If any Event of Default shall have occurred, Lender may at its discretion apply or use any cash held by Lender as Collateral, and any cash proceeds received by Lender in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the Collateral as follows in such order and manner as Lender may elect:

                           (i) to the repayment or reimbursement of the
                  reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Lender in connection with (1) the administration of the Loan Documents,
                  (2) the custody, preservation, use or operation of, or the sale of, collection from, or other

LOAN AND SECURITY AGREEMENT  - Page  17
                  realization upon, the Collateral, and (3) the exercise or enforcement of any of the rights and remedies of Lender hereunder;

                           (ii) to the payment or other satisfaction of any
                  liens and other encumbrances upon the Collateral;

                           (iii) to the satisfaction of the Indebtedness;

                           (iv) by holding such cash and proceeds as Collateral;

                           (v) to the payment of any other amounts required by
                  applicable law (including without limitation, Section 9.504(a)(3) of the Code or any other applicable statutory provision); and

                           (vi) by delivery to Borrower or any other party
                  lawfully entitled to receive such cash or proceeds whether by direction of a court of competent jurisdiction or otherwise.

                  (d) DEFICIENCY. In the event that the proceeds of any sale of, collection from, or other realization upon, all or any part of the Collateral by Lender are insufficient to pay all amounts to which Lender is legally entitled, Borrower and any party who guaranteed or is otherwise obligated to pay all or any portion of the Indebtedness shall be liable for the deficiency, together with interest thereon as provided in the Loan Documents.

                  (e) NON-JUDICIAL REMEDIES. In granting to Lender the power to enforce its rights hereunder without prior judicial process or judicial hearing, Borrower expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Lender to enforce its rights by judicial process. Borrower recognizes and concedes that non-judicial remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm's length. Nothing herein is intended to prevent Lender or Borrower from resorting to judicial process at either party's option.

                  (f) OTHER RECOURSE. Borrower waives any right to require Lender to proceed against any third party, exhaust any Collateral or other security for the Indebtedness, or to have any third party joined with Borrower in any suit arising out of the Indebtedness or any of the Loan Documents, or pursue any other remedy available to Lender. Borrower further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension of the Indebtedness. Borrower further waives any defense arising by reason of any disability or other defense of any third party or by reason of the cessation from any cause whatsoever of the liability of any third party. Until all of the Indebtedness shall have been paid in full, Borrower shall have no right of subrogation and Borrower waives the right to enforce any remedy which Lender has or may hereafter have against any third party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Lender. Borrower authorizes Lender, and without notice or demand and without any reservation of rights against Borrower and without affecting Borrower's liability hereunder or on the

LOAN AND SECURITY AGREEMENT  - Page  18

         Indebtedness to (i) take or hold any other property of any type from any third party as security for the Indebtedness, and exchange, enforce, waive and release any or all of such other property, (ii) apply such other property and direct the order or manner of sale thereof as Lender may in its discretion determine, (iii) renew, extend, accelerate, modify, compromise, settle or release any of the Indebtedness or other security for the Indebtedness, (iv) waive, enforce or modify any of the provisions of any of the Loan Documents executed by any third party, and (v) release or substitute any third party.

         12. INDEMNITY. Borrower hereby indemnifies and agrees to hold harmless Lender, and its officers, directors, employees, agents and representatives (each an "Indemnified Person") from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature (collectively, the "Claims") which may be imposed on, incurred by, or asserted against, any Indemnified Person arising in connection with the Loan Documents, the Indebtedness or the Collateral (including without limitation, the enforcement of the Loan Documents and the defense of any Indemnified Person's actions and/or inactions in connection with the Loan Documents). WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO ANY CLAIMS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH AND/OR ANY OTHER INDEMNIFIED PERSON, except to the limited extent the Claims against an Indemnified Person are proximately caused by such Indemnified Person's gross negligence or willful misconduct. If Borrower or any third party ever alleges such gross negligence or willful misconduct by any Indemnified Person, the indemnification provided for in this Section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. The indemnification provided for in this Section shall survive the termination of this Agreement and shall extend and continue to benefit each individual or entity who is or has at any time been an Indemnified Person hereunder.

         13. WAIVER AND AGREEMENT. Neither the failure nor any delay on the part of Lender to exercise any right, power or privilege herein or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision in this Agreement or in any of the other Loan Documents and no departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by Lender, and then shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing. No modification or amendment to this Agreement or to any of the other Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced.

         14. BENEFITS. This Agreement shall be binding upon and inure to the benefit of Lender and Borrower, and their respective successors and assigns, provided, however, that Borrower may not, without the prior written consent of Lender, assign any rights, powers, duties or obligations under this Agreement or any of the other Loan Documents.

LOAN AND SECURITY AGREEMENT  - Page  19

         15. NOTICES. All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given by (a) personal delivery, (b) expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth on the signature page hereof and shall be deemed to have been received either, in the case of personal delivery, as of the time of personal delivery, in the case of expedited delivery service, as of the time of the expedited delivery and in the manner provided herein, or in the case of mail, upon the third day after deposit in a depository receptacle under the care and custody of the United States Postal Service. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address at least thirty
(30) days prior to the effective date of such new address.

         16. CONSTRUCTION. This Agreement and the other Loan Documents have been executed and delivered in the State of Texas, shall be governed by and construed in accordance with the laws of the State of Texas, and shall be performable by the parties hereto in the county in Texas where the Lender's address set forth on the signature page hereof is located.

         17. INVALID PROVISIONS. If any provision of this Agreement or any of the other Loan Documents are held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Agreement or any of the other Loan Documents shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

         18. EXPENSES. Borrower shall pay all costs and expenses (including, without limitation, reasonable attorneys' fees) in connection with (a) the drafting and execution of the Loan Documents and the transactions contemplated therein (b) any action required in the course of administration of the indebtedness and obligations evidenced by the Loan Documents, and (c) any action in the enforcement of Lender's rights upon the occurrence of an Event of Default.

         19. PARTICIPATION OF THE LOANS. Borrower agrees that Lender may, at its option, sell interests in the Loans and its rights under this Agreement to a financial institution or institutions and, in connection with each such sale, Lender may disclose any financial and other information available to Lender concerning Borrower to each perspective purchaser subject to obtaining a confidentiality agreement with each prospective purchaser prior to disclosing Borrower's confidential information.

         20. CONFLICTS. In the event any term or provision hereof is inconsistent with or conflicts with any provision of the other Loan Documents, the terms and provisions contained in this Agreement shall be controlling.

         21. COUNTERPARTS. This Agreement may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same instrument.

         22. AMENDMENT AND CONSOLIDATION. This Agreement is an amendment, restatement and consolidation of the Original Loan Agreement and the Original Security Agreement.


LOAN AND SECURITY AGREEMENT  - Page  20

                            NOTICE OF FINAL AGREEMENT

         THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK









LOAN AND SECURITY AGREEMENT  - Page  21

             AGREED and accepted as of the date first written above.

LENDER:                                            ADDRESS:

ARDINGER FAMILY PARTNERSHIP, LTD.                  1990 Lakepointe Drive,
                                                   Lewisville, TX  75057
By: _________________________
Name: H.T. Ardinger, Jr.
Title: General Partner

BORROWER:                                          ADDRESS:

VIEWCAST.COM, INC.

By: _______________________                        17300 N. Dallas Parkway
Name:______________________                        Suite 2000
Title:_____________________                        Dallas, TX  75248

OSPREY TECHNOLOGIES, INC.

By: _______________________                        17300 N. Dallas Parkway
Name:______________________                        Suite 2000
Title:_____________________                        Dallas, TX  75248


VIDEOWARE, INC.

By: _______________________                        17300 N. Dallas Parkway
Name:______________________                        Suite 2000
Title:_____________________                        Dallas, TX  75248
















LOAN AND SECURITY AGREEMENT  - Page  22

STATE OF TEXAS            Section
COUNTY___________________ Section

         This instrument was acknowledged before me on October __, 2003, by HORACE T. ARDINGER, JR., the General Partner of the ARDINGER FAMILY TRUST, LTD.


         [SEAL]                             ____________________________________
                                            Notary Public, State of Texas


STATE OF TEXAS            Section
COUNTY OF________________ Section

         This instrument was acknowledged before me on October __, 2003, by ________________, the ____________________ of VIEWCAST.COM, INC.

         [SEAL]                             ____________________________________
                                            Notary Public, State of Texas



STATE OF TEXAS            Section
COUNTY OF________________ Section

         This instrument was acknowledged before me on October __, 2003, by ________________, the ____________________ of OSPREY TECHNOLOGIES, INC.

         [SEAL]                             ____________________________________
                                            Notary Public, State of Texas


STATE OF TEXAS            Section
COUNTY OF________________ Section

         This instrument was acknowledged before me on October __, 2003, by ________________, the ____________________ of VIDEOWARE, INC.

         [SEAL]                             ____________________________________
                                            Notary Public, State of Texas





LOAN AND SECURITY AGREEMENT  - Page  23

                                    EXHIBIT A

                  TRADEMARKS, PATENTS, COPYRIGHTS AND LICENSES













LOAN AND SECURITY AGREEMENT  - Page  24

                                    EXHIBIT B
                              AMENDED AND RESTATED
                                PROMISSORY NOTE
                            (REVOLVING CREDIT NOTE)

$2,000,000.00                                                   October 15, 2003

         FOR VALUE RECEIVED, on or before the Revolving Maturity Date, VIEWCAST.COM, INC. a Delaware corporation, OSPREY TECHNOLOGIES, INC., a Delaware corporation, and VIDEOWARE, INC., a Delaware corporation (jointly and severally, "Borrower"), promises to pay to the order of ARDINGER FAMILY PARTNERSHIP, LTD. ("Lender") at its offices at 1990 Lakepointe Drive, Lewisville, TX 75057 the principal amount of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00) or such which is outstanding from time to time (the "Total Principal Amount") under this promissory note ("Note"), together with interest on such portion of the Total Principal Amount which has been advanced to Borrower from the date advanced until paid at a rate per annum equal to the lesser of (a) the Maximum Rate (as defined below), (b) a rate (the "Contract Rate") equal to the sum of (i) the Prime Rate (as defined below), plus (ii) three percent (3%), or (c) nine and one-half percent (9.50%), each change in the rate to be charged on this Note to become effective without notice to Borrower on the effective date of each such change in the Maximum Rate or the Prime Rate, as the case may be; provided, however, that if at any time the Contract Rate shall exceed the Maximum Rate, thereby causing the interest on this Note to be limited to the Maximum Rate, then any subsequent reduction in the Prime Rate shall not reduce the rate of interest on this Note below the Maximum Rate until the total amount of interest accrued on this Note equals the amount of interest which would have accrued on this Note if the Contract Rate had at all times been in effect.

         "Prime Rate" means the rate of interest per annum which is equal to the variable rate of interest per annum equal to the prime rate as published from time to time in the "Money Rates" table of The Wall Street Journal (Southwest Edition) as of the date of this Note and as of the first Business Day of each calendar year thereafter. If the prime rate is no longer published in the "Money Rates" table of The Wall Street Journal (Southwest Edition), then Lender will choose a substitute index that is based upon comparable information. "Maximum Rate," means at the particular time in question the maximum rate of interest that, under applicable law, may then be charged on this Note.

         The principal balance of and all accrued but unpaid interest on this Note shall be due and payable as follows:

         (a)  Interest shall be due and payable on demand as it accrues; and

         (b) Thereafter, one (1) final installment of all outstanding principal and all accrued and unpaid interest hereunder shall be due and payable on the Revolving Maturity Date.

         This Note evidences Indebtedness from time to time owing by Borrower to Lender pursuant to that certain Amended and Restated Loan and Security Agreement dated as of October 15, 2003 by and between Borrower and Lender (as amended, restated and modified from

Amended and Restated Promissory Note - Page 1 time to time, the "Loan Agreement"). The holder of this Note is entitled to the benefits and security provided in the Loan Documents. This Note is the note referred to in the Loan Agreement as the "Revolving Credit Note." Capitalized terms not otherwise defined herein, shall have the same meanings as in the Loan Agreement.

         Under the Loan Agreement, and pursuant to the terms thereof, Borrower may request advances and make payments hereunder from time to time, provided that it is understood and agreed that the aggregate principal amount outstanding from time to time hereunder shall not at any time exceed the Total Principal Amount. The unpaid balance of this Note shall increase and decrease with each new advance or payment hereunder, as the case may be. This Note shall not be deemed terminated or canceled prior to the Revolving Maturity Date set forth for this Note, although the entire principal balance hereof may from time to time be paid in full. Pursuant to the terms of the Loan Agreement, Borrower may borrow, repay and reborrow hereunder. Unless otherwise agreed to in writing, or otherwise required by applicable law, payments will be applied first to unpaid accrued interest, then to principal, and any remaining amount to any unpaid collection costs, delinquency charges and other charges; provided, however, upon occurrence of another Event of Default, Lender reserves the right to apply payments among principal, interest, delinquency charges, collection costs and other charges, at its discretion. All payments of principal or interest on this Note shall be made in lawful money of the United States of America in immediately available funds, at the address of Lender indicated above, or such other place as the holder of this Note shall designate in writing to Borrower. If any payment of principal or interest on this Note shall become due on a day, which is not a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day and any such extension of time shall be included in computing interest in connection with such payment. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed. The books and records of Lender shall be prima facie evidence of all outstanding principal and accrued and unpaid interest on this Note.

         Borrower agrees that upon the occurrence of any one or more Events of Default the holder of this Note may, at its option, without further notice or demand, (i) declare the outstanding principal balance of and accrued but unpaid interest on this Note at once due and payable, (ii) foreclose all liens securing payment hereof, (iii) pursue any and all other rights, remedies and resources available to the holder hereof, including but not limited to any such rights, remedies or resources under the Loan Documents, at law or in equity, or (iv) pursue any combination of the foregoing.

         The failure to exercise the option to accelerate the maturity of this Note or any other right, remedy or recourse available to the holder hereof upon the occurrence of an Event of Default hereunder shall not constitute a waiver of the right of the holder of this Note to exercise the same at that time or at any subsequent time with respect to such Event of Default or any other Event of Default. The rights, remedies and resources of the holder hereof, as provided in this Note and in any of the other Loan Documents, shall be cumulative and concurrent and may be pursued separately, successively or together as often as occasion therefore shall arise, at the sole discretion of the holder hereof. The acceptance by the holder hereof of any payment under this Note which is less than the payment in full of all amounts due and payable at the time of such payment shall not (i) constitute a waiver of or impair, reduce, release or extinguish any right, remedy or recourse of the holder hereof, or nullify any prior exercise of any such right, remedy

Amended and Restated Promissory Note - Page 2 or recourse, or (ii) impair, reduce, release or extinguish the obligations of any party liable under any of the Loan Documents as originally provided herein or therein.

         This Note and all of the other Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of the holder hereof to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Note. If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note, or if Lender's exercise of the option to accelerate the Revolving Maturity of this Note, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by law, then it is the express intent of Borrower and Lender that all excess amounts theretofore collected by Lender be credited on the principal balance of this Note (or, if this Note and all other indebtedness arising under or pursuant to the other Loan Documents have been paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by Borrower for the use, forbearance, detention, taking, charging, receiving or reserving of the indebtedness of Borrower to Lender under this Note or arising under or pursuant to the other Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. To the extent federal law permits Lender to contract for, charge or receive a greater amount of interest, Lender will rely on federal law instead of the Texas Finance Code, as supplemented by Texas Credit Title for the purpose of determining the Maximum Rate. Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, implement any other method of computing the Maximum Rate under the Texas Finance Code, as supplemented by Texas Credit Title, or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the Revolving Maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

         If this Note is placed in the hands of an attorney for collection, or is collected in whole or in part by suit or through probate, bankruptcy or other legal proceedings of any kind, Borrower agrees to pay, in addition to all other sums payable hereunder, all costs and expenses of collection, including but not limited to reasonable attorneys' fees.

Amended and Restated Promissory Note - Page 3

         Borrower and any and all endorsers and guarantors of this Note severally waive presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration and dishonor, diligence in enforcement and indulgences of every kind and without further notice hereby agree to renewals, extensions, exchanges or releases of collateral, taking of additional collateral, indulgences or partial payments, either before or after Revolving Maturity.

         THIS NOTE IS GIVEN IN AMENDMENT, RESTATEMENT AND EXTENSION, BUT NOT EXTINGUISHMENT OF ALL AMOUNTS LEFT OWING AND UNPAID UNDER THAT CERTAIN PROMISSORY NOTE DATED OCTOBER 22, 1998 (AS THE SAME HAS BEEN AMENDED, MODIFIED OR RESTATED TO EVEN DATE HEREWITH), EXECUTED BY BORROWER AND PAYABLE TO THE ORDER OF LENDER IN THE ORIGINAL PRINCIPAL AMOUNT OF $9,000.000.00.

         THIS NOTE HAS BEEN EXECUTED UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT AS SUCH LAWS ARE PREEMPTED BY APPLICABLE FEDERAL LAWS.

                     REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

Amended and Restated Promissory Note - Page 4

         EXECUTED as of the date first written above.

BORROWER:

VIEWCAST.COM, INC.

By: _________________________

Name:________________________

Title:_______________________


OSPREY TECHNOLOGIES, INC.

By: _________________________

Name:________________________

Title:_______________________


VIDEOWARE, INC.

By: _________________________

Name:________________________

Title:_______________________




Amended and Restated Promissory Note - Page 5

                                    EXHIBIT C
                                PROMISSORY NOTE
                                  (TERM NOTE)

$6,909,582.25                                                   October 15, 2003

         FOR VALUE RECEIVED, on or before the Term Maturity Date, VIEWCAST.COM, INC. a Delaware corporation, OSPREY TECHNOLOGIES, INC., a Delaware corporation, and VIDEOWARE, INC., a Delaware corporation (jointly and severally, "Borrower"), promises to pay to the order of ARDINGER FAMILY PARTNERSHIP, LTD. a Texas partnership ("Lender") at its offices at 1990 Lakepointe Drive, Lewisville, TX 75057 the principal amount of SIX MILLION NINE HUNDRED AND NINE THOUSAND FIVE HUNDRED AND EIGHTY-TWO AND 25/100 DOLLARS ($6,909,582.25) or such which is outstanding from time to time (the "Total Principal Amount") under this promissory note ("Note"), together with interest on the Total Principal Amount from the date hereof until paid at a fluctuating rate per annum which shall from be equal to the lesser of (a) the Maximum Rate (as defined below), (b) a rate (the "Contract Rate") equal to the sum of (i) the Prime Rate (as defined below), plus (ii) three percent (3%), or (c) nine and one-half percent (9.50%), each change in the rate to be charged on this Note to become effective without notice to Borrower on the effective date of each such change in the Maximum Rate or the Prime Rate, as the case may be; provided, however, that if at any time the Contract Rate shall exceed the Maximum Rate, thereby causing the interest on this Note to be limited to the Maximum Rate, then any subsequent reduction in the Prime Rate shall not reduce the rate of interest on this Note below the Maximum Rate until the total amount of interest accrued on this Note equals the amount of interest which would have accrued on this Note if the Contract Rate had at all times been in effect.

         "Prime Rate" means the rate of interest per annum which is equal to the variable rate of interest per annum equal to the prime rate as published from time to time in the "Money Rates" table of The Wall Street Journal (Southwest Edition) as of the date of this Note and as of the first Business Day of each calendar year thereafter. If the prime rate is no longer published in the "Money Rates" table of The Wall Street Journal (Southwest Edition), then Lender will choose a substitute index that is based upon comparable information. "Maximum Rate," means at the particular time in question the maximum rate of interest that, under applicable law, may then be charged on this Note.

         The principal balance of and all accrued but unpaid interest on this Note shall be due and payable as follows:

         (a) Thirty (33) consecutive monthly principal payments in the amount equal to a thirty (30) year amortization (monthly) of the Total Principal Amount outstanding as of the date of this Note shall be due and payable commencing on April 30, 2004 and continuing on the last day of each calendar month thereafter; and

         (b) One (1) final installment of all outstanding principal and all accrued and unpaid interest hereunder shall be due and payable on the Term Maturity Date.

At maturity (whether by acceleration or otherwise), Borrower must repay the entire principal balance of this Note and unpaid interest then due. Lender is under no obligation to refinance the

Promissory Note - Page 1

Term Loan at that time. Borrower will, therefore, be required to make payment out of other assets Borrower may own; or Borrower will have to find a lender willing to lend Borrower the money at prevailing market rates, which may be considerably higher than the interest rate on the Loan.

         This Note evidences Indebtedness owing by Borrower to Lender pursuant to that certain Amended and Restated Loan and Security Agreement dated as of October 15, 2003 by and between Borrower and Lender (as amended, restated and modified from time to time, the "Loan Agreement"). The holder of this Note is entitled to the benefits and security provided in the Loan Documents. This Note is the note referred to in the Loan Agreement as the "Term Note." Capitalized terms not otherwise defined herein, shall have the same meanings as in the Loan Agreement. This Note may be prepaid in whole or in part at any time. This Note is subject to the mandatory prepayment provisions set forth in the Loan Agreement.

         Unless otherwise agreed to in writing, or otherwise required by applicable law, payments will be applied first to unpaid accrued interest, then to principal, and any remaining amount to any unpaid collection costs, delinquency charges and other charges; provided, however, upon occurrence of another Event of Default, Lender reserves the right to apply payments among principal, interest, delinquency charges, collection costs and other charges, at its discretion. All payments of principal or interest on this Note shall be made in lawful money of the United States of America in immediately available funds, at the address of Lender indicated above, or such other place as the holder of this Note shall designate in writing to Borrower. If any payment of principal or interest on this Note shall become due on a day, which is not a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day and any such extension of time shall be included in computing interest in connection with such payment. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed. The books and records of Lender shall be prima facie evidence of all outstanding principal and accrued and unpaid interest on this Note.

         Borrower agrees that upon the occurrence of any one or more Events of Default the holder of this Note may, at its option, without further notice or demand, (i) declare the outstanding principal balance of and accrued but unpaid interest on this Note at once due and payable, (ii) foreclose all liens securing payment hereof, (iii) pursue any and all other rights, remedies and resources available to the holder hereof, including but not limited to any such rights, remedies or resources under the Loan Documents, at law or in equity, or (iv) pursue any combination of the foregoing.

         The failure to exercise the option to accelerate the maturity of this Note or any other right, remedy or recourse available to the holder hereof upon the occurrence of an Event of Default hereunder shall not constitute a waiver of the right of the holder of this Note to exercise the same at that time or at any subsequent time with respect to such Event of Default or any other Event of Default. The rights, remedies and resources of the holder hereof, as provided in this Note and in any of the other Loan Documents, shall be cumulative and concurrent and may be pursued separately, successively or together as often as occasion therefore shall arise, at the sole discretion of the holder hereof. The acceptance by the holder hereof of any payment under this Note which is less than the payment in full of all amounts due and payable at the time of such payment shall not (i) constitute a waiver of or impair, reduce, release or extinguish any right,

Promissory Note - Page 2
remedy or recourse of the holder hereof, or nullify any prior exercise of any such right, remedy or recourse, or (ii) impair, reduce, release or extinguish the obligations of any party liable under any of the Loan Documents as originally provided herein or therein.

         This Note and all of the other Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of the holder hereof to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Note. If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note, or if Lender's exercise of the option to accelerate the Term Maturity of this Note, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by law, then it is the express intent of Borrower and Lender that all excess amounts theretofore collected by Lender be credited on the principal balance of this Note (or, if this Note and all other indebtedness arising under or pursuant to the other Loan Documents have been paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by Borrower for the use, forbearance, detention, taking, charging, receiving or reserving of the indebtedness of Borrower to Lender under this Note or arising under or pursuant to the other Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. To the extent federal law permits Lender to contract for, charge or receive a greater amount of interest, Lender will rely on federal law instead of the Texas Finance Code, as supplemented by Texas Credit Title for the purpose of determining the Maximum Rate. Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, implement any other method of computing the Maximum Rate under the Texas Finance Code, as supplemented by Texas Credit Title, or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the Term Maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

         If this Note is placed in the hands of an attorney for collection, or is collected in whole or in part by suit or through probate, bankruptcy or other legal proceedings of any kind, Borrower agrees to pay, in addition to all other sums payable hereunder, all costs and expenses of collection, including but not limited to reasonable attorneys' fees.

Promissory Note - Page 3

         Borrower and any and all endorsers and guarantors of this Note severally waive presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration and dishonor, diligence in enforcement and indulgences of every kind and without further notice hereby agree to renewals, extensions, exchanges or releases of collateral, taking of additional collateral, indulgences or partial payments, either before or after Term Maturity.

         THIS NOTE IS GIVEN IN AMENDMENT, RESTATEMENT AND EXTENSION, BUT NOT EXTINGUISHMENT OF ALL AMOUNTS LEFT OWING AND UNPAID UNDER THAT CERTAIN PROMISSORY NOTE DATED OCTOBER 22, 1998 (AS THE SAME HAS BEEN AMENDED, MODIFIED OR RESTATED TO EVEN DATE HEREWITH), EXECUTED BY BORROWER AND PAYABLE TO THE ORDER OF LENDER IN THE ORIGINAL PRINCIPAL AMOUNT OF $9,000.000.00.

         THIS NOTE HAS BEEN EXECUTED UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT AS SUCH LAWS ARE PREEMPTED BY APPLICABLE FEDERAL LAWS.

                     REMAINDER OF PAGE LEFT INTENTIONALLY BLANK


Promissory Note - Page 4

         EXECUTED as of the date first written above.

BORROWER:

VIEWCAST.COM, INC.

By: _________________________

Name:________________________

Title:_______________________

OSPREY TECHNOLOGIES, INC.

By: _________________________

Name:________________________

Title:_______________________

VIDEOWARE, INC.

By: _________________________

Name:________________________

Title:_______________________









Promissory Note - Page 5